UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 8, 2004

PINNACLE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

California	000-24784	94-3003809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 North Bernardo Avenue Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(650) 526-1600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Effective as of October 8, 2004, the Board of Directors of Pinnacle Systems, Inc. (“Pinnacle”) adopted resolutions directing Pinnacle to take appropriate actions to amend and restate the Preferred Shares Rights Agreement dated as of December 12, 1996, as amended by Amendment No. 1 dated as of April 30, 1998, between Pinnacle and ChaseMellon Shareholder Services, L.L.C. (the “Rights Agreement”) to (a) eliminate all requirements in the Rights Agreement that actions, approvals and determinations to be taken or made by Pinnacle’s Board of Directors be taken or made by a majority of the “Continuing Directors,” (b) reflect Mellon Investor Services LLC as the sucessor entity to ChaseMellon Shareholder Services, L.L.C. and (c) make certain clarifying changes. The deletion of all references to “Continuing Directors” eliminates from the Rights Agreement what are commonly referred to as “dead hand” provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE SYSTEMS, INC.

By:	/s/ Scott E. Martin
Scott E. Martin
Senior Vice President, Human Resources and Legal

Date: October 12, 2004